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                                                                      EXHIBIT 99

                                        SUPERIOR CONSULTANT HOLDINGS CORPORATION
                                        5225 AUTO CLUB DRIVE
                                        DEARBORN, MI  48126
                                        NASDAQ: SUPC

Richard D. Helppie -- Chief Executive Officer
Richard R. Sorensen -- Chief Financial Officer
Susan M. Synor -- Executive Vice President
(248) 386-8300

FOR IMMEDIATE RELEASE
DECEMBER 17, 2004

                   SUPERIOR CONSULTANT ENTERS INTO DEFINITIVE
                               AGREEMENT WITH ACS

DEARBORN, MICHIGAN, DECEMBER 17, 2004 - SUPERIOR CONSULTANT HOLDINGS CORPORATION (NASDAQ: SUPC) today announced that it has signed a definitive merger agreement with AFFILIATED COMPUTER SERVICES, INC. (NYSE: ACS) pursuant to which ACS would acquire all of the outstanding shares of Superior Consultant Holdings Corporation for a cash price of $8.50 per share. The board of directors of each company has unanimously approved the transaction.

Under the terms of the definitive agreement, a wholly owned subsidiary of ACS will commence a cash tender offer to acquire all of Superior's outstanding shares at a price of $8.50 per share. Following successful completion of the tender offer, any remaining shares of Superior will be acquired in a cash merger at the same price. It is expected that the transaction will close in the first quarter of 2005.

Upon completion of the transaction, Superior's healthcare management and IT consulting and healthcare IT outsourcing services will be combined with ACS' provider healthcare business capabilities to create a market-leading healthcare services offering. Together, the companies will form ACS Healthcare Services, which will immediately rank among the leading healthcare IT outsourcing (ITO) specialists providing consulting, ITO, applications integration and maintenance, revenue-cycle management, Business Process Outsourcing (BPO), and analytic products to the healthcare community.

Richard Helppie, Superior Consultant Holding's founder and Chief Executive Officer will become Managing Director of the new line of business, responsible for all commercial healthcare provider services at ACS. Helppie, along with Superior's senior executive team including partner and Executive Vice President Charles Bracken and President and Chief Operating Officer George Huntzinger, will join ACS upon closing of the merger.

Helppie said: "Superior is pleased to bring the strength of a major growth company to our clients, prospective clients, and employees. Our relationships, expertise, services, and reputation for excellence within the healthcare industry have led to more and larger contract opportunities.

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Supported by a larger platform, we are able to fulfill the industry's growing need for integrated, transformational consulting and outsourcing services to help healthcare organizations become more competitive. We also believe that our own competitive position will be further strengthened with the depth of ACS' capabilities and the expanded breadth of services, such as BPO, and we will be able to capitalize on the synergies present in both companies. Additionally, we will be able to devote all of our energy and attention to our clients and employees without the distractions required of a micro-cap public company."

ACS Chief Executive Officer Jeff Rich said: "ACS is committed to growing its healthcare service offerings. We believe that the addition of Superior's integrated consulting and outsourcing capabilities is the right ingredient to effectively deliver a full suite of services to the healthcare provider market. Superior has constructed an industry-leading, solution-driven outsourcing service that improves the performance of hospitals, health systems, and healthcare providers, and we've taken note of their market success, client satisfaction, and industry momentum. We are thrilled that Superior's executive team is joining ACS."

Over the past four years, Superior has conceived, designed, invested in and developed an industry-leading transformational outsourcing service that incorporates deep healthcare domain expertise, as well as the technology investments of a network control center and a world-class processing center. The company anticipates that the client satisfaction and business benefit achieved thus far will attract more middle-market opportunities and larger customer transactions. In the early part of 2004, the company evaluated its strategic long-term alternatives for sustaining and increasing its business operations and shareholder value. After a thorough analysis with the assistance of William Blair & Company and discussions with multiple financial and strategic partners, the company concluded that its best course for maximizing shareholder value and for capturing middle-market and larger opportunities was to present its offerings from a larger financial and operational platform.

The consummation of the transaction is subject to customary conditions, including the tender of at least a majority of Superior's fully diluted shares outstanding, excluding non-vested stock options, and the parties' receipt of requisite regulatory approvals. Under the terms of the transaction, Superior directors and senior executives holding approximately 48% of the shares currently outstanding have agreed to tender their shares into the offer.

Notice to Investors:

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of any class of stock of Superior Consultant Holdings Corporation. Affiliated Computer Services, Inc. expects to file a tender offer statement and related materials with the U.S. Securities and Exchange Commission or "SEC" and Superior will file a solicitation/recommendation statement with respect to such offer. Investors, Superior stockholders, and other interested parties are urged to read the tender offer statement and the solicitation/recommendation statement when they become available because they contain important information, which should be read carefully before any decision is made with respect to the offer. The tender offer statement, when filed by ACS and the solicitation/recommendation statement, when filed by Superior, will be made available to all stockholders of Superior at no expense to them. The tender offer statement and the solicitation/recommendation statement will also be available for free at the SEC's Web site at www.sec.gov.

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Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Forward looking statements may be identified by words including, but not limited to:
"anticipate," "believe," "intends," "estimates," "promises," "expect," "should," "conditioned upon" and similar expressions. This release contains forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results may differ materially as a result of factors and events which the company is unable to accurately predict or over which the company has no control. Such factors include, but are not limited to: risks associated with the successful consummation of the acquisition of Superior, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the healthcare market's acceptance of and demand for the company's offerings, demands upon and consumption of the company's cash and cash equivalent resources or changes in the company's access to working capital, regulatory changes and other factors affecting the financial constraints on the company's clients, competitive pressures (both domestic and foreign), the ability to successfully manage currency risk, obtain foreign work permits and otherwise successfully execute and manage international contracts, economic factors specific to healthcare, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, acquisitions under consideration and the ability to integrate acquisitions on a timely basis. Additional information regarding these risk factors and others, and additional information concerning the company are included in the company's reports on file with the Securities and Exchange Commission.

ABOUT SUPERIOR CONSULTANT HOLDINGS CORPORATION

Recipient of Frost & Sullivan's 2003 Best Bang for the Buck Award for providing services and solutions with the highest ratio of value to cost, Superior Consultant is a leading national provider of transformational outsourcing, management and information technology consulting services and solutions to the healthcare industry. Superior specializes in Digital Business Transformation(TM) services that enable clients to thrive in the information-driven economy, and its transformational outsourcing, management and information technology consulting services and solutions help clients plan and execute better business strategies and meet their fiscal challenges while advancing clinical quality. Superior's best practices outsourcing model includes a full range of flexible business process and information technology solutions, including data center services, 24/7/365 network monitoring and help desk services, facility management, interim management, and application outsourcing services. For 20 years, Superior has been recognized as an innovative leader within the healthcare industry and has been rewarded with full and partial outsourcing contracts, thousands of engagements, approximately 170 interim management assignments, and nearly 3,000 clients.

For more information on Superior Consultant Holdings Corporation simply dial 1-800-PRO-INFO and enter the Company ticker: SUPC (a no-cost fax-on-demand service) or visit the Company's Web site at http://www.superiorconsultant.com.

ABOUT ACS

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ACS, a FORTUNE 500 company with more than 43,000 people supporting client operations in nearly 100 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The company's Class A common stock trades on the New York Stock Exchange under the symbol "ACS." ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.